EXHIBIT 1

                          CERTIFICATE OF INCORPORATION

                                       OF

                          EXCELSIOR INCOME SHARES, INC.

                            UNDER SECTION 402 OF THE

                BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK

                       -----------------------------------

                     I, LEIGH N. SEIPPEL, being a natural person over the age of 21 years, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify as follows:

                     FIRST: The name of the corporation (hereinafter called the "Company") is EXCELSIOR INCOME SHARES, INC.

                     SECOND: The purposes for which the Company is formed are:

                     (i) To engage generally in the business of investing, reinvesting, owning, holding and trading in securities, to issue securities, and to generally engage in the business of a closed-end management investment company.

                     (ii) To invest and reinvest its capital and/or surplus and/or reserves and other assets and to acquire by exchange, purchase, subscription, contract or otherwise, and to receive, own, hold, sell, assign, exchange, pledge, borrow upon the credit of, transfer or otherwise dispose of and generally deal in all forms of securities, including, but not by way of limitation, shares, stocks (preferred, common and debenture), notes, bonds, debentures, scrip, warrants, participation certificates, mortgages, commercial papers, chosen in action, evidences of indebtedness and other obligations.

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                          (a) of any corporation, syndicate, association, common
                     law trust, partnership, firm or other entity, whether private, public or quasipublic, existing or carrying on business in the United States or elsewhere throughout the world, and whether or note the issuer of any such security is organized or exists under the laws of the United States, or any State, territory or possession thereof, or under the laws of any foreign country, or subdivision thereof;

                          (b) of the United States of any agency thereof;

                          (c) of any State of the United States or any territory
                     or possession of the United States, or any country, municipality, district or political subdivision of any State of the United States, or any agency of any of them; and

                          (d) of any foreign country, or any agency or political
                     subdivision thereof.

                     (iii) To consolidate or merge with, to acquire and take
                over the assets of and assume the liabilities and obligation of any other investment company, whether incorporated or unincorporated, and to do all acts and things necessary and incidental to effectuate such consolidation or merger.

                     (iv) To make contracts and generally to do any and all acts and things necessary or desirable in furtherance of any of the corporate purposes or designed to protect, preserve and/or enhance the value of the corporate assets, or to the extent permitted to business corporations authorized under the laws of the State of New York, as now or may in the future be authorized by said law; and to do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, object or powers hereinbefore set forth to the same extent and as fully as a natural person might or could do, in any part of the world and either alone or in association or partnership with other corporations, firms, or individuals and to have all the rights, powers, and privileges now or hereafter conferred by the laws of the State of New York upon a corporation organized under the Business Corporation Law of the State of New York, or under any act amendatory thereof, supplemental thereto or in substitution therefore.



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                     (v) To repurchase any of its shares and/or to retire the
                same, reduce the capital stock of the Company and restore such shares to the status of authorized and unissued shares.

                     (vi) To borrow or raise money for any purpose of the
                company and from time to time draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness and to pledge, hypothecate and borrow upon the credit of the assets of the Company.

                     (vii) To make such action as shall be desirable and
                necessary to procure its shares to be licensed or registered for sale under the laws of the United States and in any state, county, city or other municipality of the United States, the territories thereof, the District of Columbia or in any foreign jurisdiction.

                The foregoing clauses shall be construed as objects and powers, and it is hereby expressly provided that the enumeration herein of any specific objects and powers shall not be held to limit or restrict in any way the general powers of the Company. Nor shall such objects and powers, except when otherwise expressly provided, be in any way limited or restricted by reference to, or inference from the terms of any other clauses of this Certificate of Incorporation, but the objects and powers specified in each of the foregoing clauses of this Article shall be regarded as independent objects and powers.


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                     THIRD: The principal office of the Company is to be located in the City of New York, County of New York, and State of New York.

                     FOURTH: The aggregate number of shares which the Company shall have the authority to issue is fifteen (15,000,000) shares of common stock, all of one class of the par value of one cent ($.01) per share.

                     FIFTH: The Secretary of State of the State of New York is designated as the Agent of the Company upon whom process against the Company may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Company served upon him is 20 Exchange Place, New York, New York 10005 (Attention: Secretary).

                     SIXTH: No holder of stock of the Company of any class, whether nor or hereafter authorized, shall have preemptive or preferential or other right of subscription to any shares of any class of stock, or securities convertible into or evidencing the right to purchase stock at any class whatsoever, whether or not the stock in question be of the same class as may be held by such shareholder, and whether now or hereafter authorized and whether issued for cash, property, services or otherwise, other than as the Board of Directors in its discretion may from time to time determine, and then only at such prices and on such terms and on conditions as the Board of Directors may from time to time fix.

                     SEVENTH: Whenever any corporation action, other than the election of directors, is required by law to be authorized by the vote of a majority of the Company's outstanding voting securities, such vote shall mean the vote, at the annual or a special meeting of the shareholders duly called, of the lesser of (A) 50% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy, or (B), more than 50% of the outstanding voting securities of the Company.


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                     EIGHTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized:

                     (i) To make, alter or repeal the By-Laws of the Company except s otherwise provided therein.

                     (ii) To declare and pay dividends or make distributions to the shareholders of the Company payable either in cash, in property, or in shares of the capital stock of the Company.

                     (iii) To manage all the business and affairs of the Company.

                     (iv) To enter into custody or trust agreements providing for the placing of all cash and portfolio securities of the Company in custody with one or more banks or trust companies or other persons qualified by law to hold such property in custody or in trust.

                     (v) Subject to all applicable provisions of the By-Laws and of law, to enter into written agreements with any person, firm, or corporation to service in any one or more capacities as manager, investment adviser, underwriter, distributor or dividend disbursing agent for the Company, and any and all other agreements deemed necessary or appropriate.




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                     (vi) By resolution passed by a majority of the whole Board, designate an executive committee and one or more other committees which, to the extent provided in said resolution or in the By-Laws of the Company, shall have and may exercise such of the powers of the Board of Directors as may be lawfully delegated.

                     (vii) In addition to the powers hereinbefore or by law expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the express provisions of the laws of the State of New York, or this Certificate of Incorporation or any amendment hereto and of the By-Laws of the Company.

                     NINTH: The Company reserves the right to amend, alter, change, add to or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred by this Certificate of Incorporation on shareholders, directors and officers are granted subject to this reservation.

                     IN WITNESS WHEREOF, I have executed and acknowledged this Certificate of Incorporation this 14th day of March 1973.

                                      ------------------------------
                                         Leigh N. Seipel
                                         One Chase Manhattan Plaza
                                         New York, New York 10005







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                                                                  EXHIBIT 2-A

                         CERTIFICATE OF AMENDMENT OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                          EXCELSIOR INCOME SHARES, INC.

               (Under Section 805 of the Business Corporation Law)
                     ---------------------------------------

To the Department of State
State of New York


           The undersigned hereby certifies:

FIRST:     The name of the corporation is Excelsior Income Shares, Inc.

SECOND:    The Certificate of Incorporation was filed with the Department of
State of the State of New York on March 14, 1973.

THIRD:     The amendment of the Certificate of  Incorporation  of the corporation effected by this certificate of amendment is to change the name of corporation.

FOURTH:    The Certificate of Incorporation is amended by deleting Article
First and substituting the following therefor:

           "FIRST: The name of the corporation (hereinafter called the "Company") is "EIS Fund, Inc."


FIFTH:     The  foregoing  amendment  was approved by the Board of Directors followed by a vote of a majority of the outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation on behalf of the Company this 27th day of December, 2001.
                                          EXCELSIOR INCOME SHARES, INC.

                                          By:    /s/ Ralph W. Bradshaw
                                          Name:  Ralph Bradshaw
                                          Title: President



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